Exhibit 5.1

September 14, 2016

TGLT S.A.

AV. SCALABRINI ORTIZ 3333, 1° FLOOR,

C1425DCB CITY OF BUENOS AIRES

ARGENTINA

Ladies and Gentlemen:

We have acted as special Argentine counsel to TGLT S.A. (the “Company”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (File No. 333-212003) (as amended to the date hereof, the “Registration Statement”) for the offering by the Company of new common shares of the Company (the “New Shares”). The New Shares will be (i) deposited by the Company pursuant to a Deposit Agreement among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and the registered and other holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing American depositary shares (“ADSs”) representing the New Shares, and (ii) delivered in the form of ADSs. Each ADS represents 15 New Shares. Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

In such capacity, we have examined the Registration Statement, the by-laws of the Company, as amended, the ordinary and extraordinary shareholders’ meeting minutes dated on April 14, 2016 pursuant to which the shareholders of the Company have approved, among others, the capital increase of the Company which allows the issuance of the New Shares (the “Resolution”) and such other documents, as we have considered necessary for the purpose of giving this opinion.

In giving this opinion, we have made the following assumptions:

(a)                                 the authenticity of all documents submitted to us as originals and certified copies;

(b)                                 the conformity to original documents of all documents submitted to us as copies;

(c)                                  the authenticity of the originals of such copies;

(d)                                 that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e)                                  that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto (except for the company);

(f)                                   that no amendment has been or will be made to the Resolution and such Resolution remains complete, accurate and in full force and effect;

(g)                                  that no agreement, document or obligation to or by which the Company (or it assets) is a party or bound and no injunction or other court order against or affecting the Company would be breached or infringed upon by the performance of the actions to be carried out pursuant to the Resolution;

San Martin 140 (C1004AAD) Buenos Aires, Argentina. Ph.: (+54 11) 4872 1600 info@nyc.com.ar / www.nicholsonycano.com.ar

(h)                                 that all consents, licenses, approvals, authorizations, notices, waivers, filings and registrations that are necessary under any applicable law or regulation in order to permit the performance of the actions to be carried out pursuant to the Resolution have been or will be duly made or obtained and are, or will be, in full force and effect;

(i)                                     that the aggregate number of New Shares to be issued will not exceed 345,000,000 and that all New Shares will be issued and allotted pursuant to the terms of the Registration Statement and the Local Prospectus;

(j)                                    the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto); and

(k)                                 that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i)                                     the Company is duly incorporated and validly existing under the laws of Argentina; and

(ii)                                  the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and all of the New Shares underlying the ADSs are duly authorized and when the New Shares underlying the ADSs have been issued and fully paid for in accordance with the terms of the underwriting agreement referred to in the prospectus which is a part of the Registration Statement and at the price approved by or on behalf of the Board of Directors of the Company, the New Shares when sold will be validly and legally issued, fully paid and non-assessable.

(iii)                               The Company’s existing shares are validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference of our name under the captions “Validity of the Securities” and “Enforcement of Judgments Against Foreign Persons” in the Final Prospectus constituting a part of the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ MARCELO VILLEGAS
Marcelo Villegas
Nicholson y Cano - Abogados